EXHIBIT 23.1
                                  IMATION CORP.
                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Imation Corp. on Form S-8 relating to the Imation Retirement Investment Plan of our report dated January 27, 2000, on our audits of the consolidated financial statements of Imation Corp. and subsidiaries as of December 31, 1999 and 1998, and for each of the three years in the period ended December 31, 1999, which report is included in the Annual Report on Form 10-K of Imation Corp. for the year ended December 31, 1999.



                                        /s/ PricewaterhouseCoopers LLP
                                        PricewaterhouseCoopers LLP



Minneapolis, Minnesota
May 30, 2000